AGREEMENT


    THIS AGREEMENT (the "Agreement") made as of this 22nd day of April, 1998, by and among (i) each of the twenty-two (22) limited partnerships identified on
Schedule 1 attached hereto and made a part hereof, each having an office at c/o Mr. Alexander H. McNeil, 850 Providence Highway, Dedham, Massachusetts 02026 (hereinafter each referred to separately as a "McNeil Partnership" and collectively referred to as the "McNeil Partnerships") and (ii) The Grove Corporation ("Grove Corporation"), a Delaware corporation wholly-owned by Grove Operating L.P., a Delaware limited partnership (hereinafter referred to as the "Operating Partnership") , each having an office at 598 Asylum Avenue, Hartford, Connecticut 06105, and (iii) the title company identified on the signature page of this Agreement (hereinafter called the "Escrow Agent").

                                   WITNESSETH:

    WHEREAS, each of the McNeil Partnerships owns the fee simple title to the apartment complex identified next to its name on Schedule 1, and more specifically described on Exhibits A-1 to A-22 annexed hereto and made a part hereof, (hereinafter referred to separately as a "Property" and collectively as the "Properties"); and

    WHEREAS, each of the McNeil Partnerships desires to transfer and convey its Property to a permitted assignee of Grove Corporation, consisting of either the Operating Partnership or one or more limited liability companies to be formed and wholly-owned by the Operating Partnership to take title to a Property as contemplated in Section 23 hereof (any such limited liability companies so formed by the Operating Partnership to which any of Grove Corporation's rights hereunder shall be assigned shall be referred to as a "Grove Company" and collectively as the "Grove Companies", and the Operating Partnership and Grove Companies are sometimes collectively referred to as the "Permitted Assignees"), and Grove Corporation desires that a Permitted Assignee acquire such Property from a corresponding McNeil Partnership, as a contribution to the Operating Partnership in exchange for units of limited partnership interest of the Operating Partnership (hereafter referred to as "OP Units"), cash and other consideration, in a transaction intended to qualify under section 721(a) of the Internal Revenue Code of 1986, as amended, all in the manner and upon and subject to the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all the parties, the parties hereto agree as follows:

1. Agreement to Transfer, Convey and Acquire. Each of the McNeil Partnerships agrees to transfer and convey to its corresponding Grove Company, and Grove Corporation agrees to cause each Grove Company to acquire from its corresponding McNeil Partnership, all in the manner and upon and subject to the terms and conditions set forth in this Agreement, the Property listed opposite their respective names on Schedule 1, comprised of:

           (a) that certain piece or parcel of land described on Exhibits A-1 to A-22, subject only to the Permitted Encumbrances and Liabilities (as defined in Section 5 hereof), together with the buildings and improvements thereon, with the name and containing the number of apartment units specified on Schedule 1 next to the respective McNeil Partnership's name (such land, buildings and improvements are hereinafter collectively referred to as the "Premises");

           (b) the easements, rights of-way, privileges and appurtenances, and rights to the same, belonging to and inuring to the benefit of each of the respective Premises (the items included in this subsection are sometimes hereinafter collectively referred to as the "Appurtenant Rights");

           (c) all items normally considered fixtures owned by each of the McNeil Partnerships of every kind, nature and description whatsoever, now or hereafter located on the respective Premises, or any part thereof, and used or usable in connection with any present or future occupancy of the respective Premises, or any part thereof (the items included in this subsection (c) are sometimes hereinafter collectively referred to as the "Building Equipment");

           (d) all articles of personal property, owned by each of the McNeil Partnerships, now or hereafter located on the respective Premises, or any part thereof, and used or usable in connection with any present or future occupancy, operation or maintenance of the respective Premises, or any part thereof (the items included in this subsection (d) are sometimes hereinafter collectively referred to as the "Personal Property" and specifically include, without limitation, any items described on Exhibits B-1 to B-22 attached hereto and made a part hereof);

           (e) all reserves and accounts (the "Regulatory Reserves") maintained by or on behalf of each of the McNeil Partnerships pursuant to any mortgages encumbering the Properties or pursuant to the requirement of any law or any applicable regulatory agreement or other requirement (a "Regulatory Agreement") of any federal or state agency or authority with jurisdiction over any portion of the Premises (hereinafter referred to as a "Regulatory Authority"), such as the United States Department of Housing and Urban Development ("HUD") and the Massachusetts Housing and Finance Agency ("MHFA"), which has provided mortgage financing, debt service and/or rent subsidies for the Premises or which has jurisdiction over any portion of the Premises , including, without limitation,
(i) capital replacement and similar reserves ("Replacement Reserves"), (ii) operating accounts and expense escrows, including, but not limited to, real estate tax escrows, insurance premium escrows, utility deposits and the like that, under applicable Regulatory Agreements and loan agreements, must be assigned and transferred with the Properties ("Operating Escrows"), (iii) reserves and escrows set aside to pay principal and interest on the mortgages encumbering the Properties ("Debt Service Escrows"), (iv) excess rent reserves, residual receipt reserves and accumulated distribution reserves that are held by the McNeil Partnerships and may in the future be distributed to its partners ("Excess Rent Reserves"), (v) unadvanced mortgage proceeds reserves ("Unadvanced Mortgage Proceeds Escrow"), and (vi) the reserves, escrows and accounts identified in Schedule 5 to this Agreement;

           (f) those certain leasehold interests with respect to fixtures or articles of personal property which are expressly assumed by Grove Corporation as contemplated hereunder; and

           (g) all right, title and interest of each of the McNeil Partnerships, if any, in and to the trade name of the respective Premises.

    2. Value. The values for each of the Properties shall consist of a fixed, initial value (the "Initial Value"), a fixed, deferred value (the "Deferred Value"), and, if the conditions set forth in Subsection (c) below are satisfied, a contingent value (the "Contingent Value"). The Initial Value of each Property is set forth on Schedule 2. Schedule 3 allocates the Initial Value by percentage among classes of apartment types and on a per-apartment-unit basis. The Deferred Value is $4,500,000, is allocated among the Properties in the manner set forth on Schedule 3.1 and subject to adjustment as indicated thereon, shall be evidenced by the Deferred Installment Note in the form attached hereto as Exhibit P (the "Deferred Installment Note"), which Note shall be issued by a Grove Company and the Operating Partnership.

           (a) Earnest Money Deposits. Simultaneously with Grove Corporation's execution of this Agreement, Grove Corporation will deposit, as an initial earnest money deposit (the "Initial Deposit"), in escrow with the Escrow Agent, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in the form of a certified or bank check or by wire transfer of immediately available funds. Upon the expiration of the Due Diligence Period (as defined in Section 3 hereof), if Grove Corporation has not terminated this Agreement pursuant to said Section 3, Grove Corporation shall deposit an additional Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Additional Deposit") with the Escrow Agent. Until the Additional Deposit is paid, the Initial Deposit shall be also referred to herein as the "Deposit." When the Additional Deposit has been paid, the Initial Deposit, together with the Additional Deposit, shall be together referred to herein as the "Deposit." The Deposit shall be allocated pro rata among the McNeil Partnerships identified on Schedule 1 based upon the Initial Value ascribed to their respective Properties on Schedule 2, as set forth in Schedule 2.1

           (b) Initial Value; Initial Issuance of OP Units and Cash. At Closing, as consideration for the conveyance of the Properties to the Grove Companies, the Operating Partnership shall issue and deliver to each McNeil Partnership that number of OP Units determined by dividing the Net Initial Value of its Property (as hereinafter defined) by the Share Value (as hereinafter defined) and shall pay the Cash Amount (as hereinafter defined) subject to the adjustments provided for in Section 12. Within fifteen (15) days prior to the scheduled Closing Date (as hereinafter defined), the general partner of each McNeil Partnership shall determine and advise Grove Corporation in writing what portion, if any, of the net consideration for the conveyance of its Property shall be paid in cash (the "Cash Amount"), which Cash Amount must be sufficient to cover all adjustments contemplated herein, and what portion shall be paid in OP Units, subject to the limitation set forth in Section 36 hereof. The Net Initial Value of a McNeil Partnership's Property is the Initial Value of such Property (set forth on Schedule 2), increased in the case of only Rockingham Glen, Phillips Park Associates Limited Partnership, Webster Green Associates Limited Partnership, and Abington Glen Associates (collectively, the

"Market Properties") by the reduction in principal amount that occurs on the existing first and second mortgages that encumber such Properties between December 31, 1997 and the Closing Date, and reduced by the Cash Amount. The Cash Amount, subject to adjustment at Closing pursuant to Section 12, shall be paid in immediately available funds at Closing. For purposes of this Agreement, the "Share Value" shall be equal to the average closing price per common share of Grove Property Trust, a Maryland real estate investment trust, which is the sole general partner of the Operating Partnership (the "Grove REIT") as reported on the American Stock Exchange composite tape on the fifteen (15) trading days immediately preceding the date (the "Issue Date") upon which OP Units are issued to a McNeil Partnership.

           (c)    Contingent Value; Issuance of OP Units and Cash.

                  (1) Each of the McNeil Partnerships identified on Schedule 4 shall be entitled to receive additional consideration for the Property it conveys to a Grove Company ("Contingent Earnout Rights") in an amount up to its respective "Maximum Contingent Value," stated on Schedule 4, if, as, when and to the extent that, any Subsidized Apartment Unit (as hereinafter defined) is converted to a Market Rate Apartment Unit (as hereinafter defined). The number of "Subsidized Apartment Units" owned by the McNeil Partnerships are identified on Schedule 3. A Subsidized Apartment Unit will be deemed converted to a "Market Rate Apartment Unit" on the earlier to occur of the date (the "Conversion Date") that such Subsidized Apartment Unit is either (a) actually rented to a tenant at prevailing market rents, free of all restrictions on rents that can be charged or the race, character or income of the occupant to whom the apartment can be rented to (such a tenant is hereinafter referred to as a "Fair Market Value Tenant"), or (b) the apartment becomes eligible for HUD Section 8 Preservation Assistance, commonly known as Section 8 enhanced (sticky) vouchers (hereinafter, the "sticky voucher program") and is occupied by a tenant possessing such a sticky voucher (such a tenant is hereinafter referred to as a "Sticky Voucher Tenant"). Commencing six (6) months after the Closing Date and continuing at six
(6) month intervals thereafter until the applicable anniversary of the Closing Date specified on Schedule 4 for each McNeil Partnership, the Operating Partnership or applicable Grove Company shall make a one-time distribution (a "Contingent Value Distribution") to each McNeil Partnership identified on
Schedule 4 in an amount equal to the Contingent Value (as hereinafter defined) for each Subsidized Apartment Unit previously owned by such McNeil Partnership and converted to a Market Rate Apartment Unit during the preceding six-month period. The Contingent Value Distribution shall be equal to the difference (but not less than zero) on the Conversion Date between the "Adjusted Market Value" of such Subsidized Apartment Unit and the "Adjusted Initial Value" of such Subsidized Apartment Unit, as such terms are hereinafter defined. The Contingent Value Distribution with respect to an apartment occupied by a Sticky Voucher Tenant shall be subject to the adjustment set forth on Schedule 4.1 to this Agreement. The "Agreed Market Value" of a Subsidized Apartment Unit shall equal the product of the applicable Partnership's Original Market Value, set forth on
Schedule 4.3, multiplied by the applicable Percentage of Initial Value Allocated to each Unit on Schedule 3. The Adjusted Market Value of a Subsidized Apartment Unit shall be the amount determined by (A) multiplying the Agreed Market Value of such Subsidized Apartment Unit by nine percent (9%) and dividing the product thereof by the "Adjusted Capitalization Rate," as hereinafter defined, on the Conversion Date, such quotient being hereinafter referred to as the "Capitalization Rate Adjusted Value," and then (B) increasing the Capitalization Rate Adjusted Value by the annual increase in the Consumer Price Index (all items) of the Bureau of Labor Statistics of the U.S. Department of Labor for the Boston metropolitan area (1967 = 100), from December 31, 1997 through the applicable Conversion Date. The "Adjusted Capitalization Rate" on the Conversion Date shall equal the sum of (A) the six-month average of ten year Treasury note annual yields as of the Conversion Date (as reported in the Wall Street Journal, or by the Treasury Department if the Wall Street Journal no longer reports such yields) plus (B) 325 basis points, but in no event less than six percent (6%) nor greater than twelve percent (12%). The Adjusted Initial Value of each Subsidized Apartment Unit shall equal the "Original Initial Value of such Subsidized Apartment Unit", as defined below, increased by the annual increase in the Consumer Price Index (all items) of the Bureau of Labor Statistics of the U.S. Department of Labor for the Boston metropolitan area (1967 = 100) from December 31, 1997 through the applicable Conversion Date. The Original Initial Value of such Subsidized Apartment Unit shall equal the product of the applicable Partnership's Original Initial Value, set forth on Schedule 2, multiplied by the applicable Percentage of Initial Value Allocated to Each Unit on Schedule 3. Unless otherwise agreed, any additional consideration due to a McNeil Partnership by virtue of the Contingent Earnout Rights described in this Section shall (A), if the distribution occurs on or prior to the fifth (5th) anniversary of the Closing Date, be distributed by the Operating Partnership in the form of OP Units at their Share Value as of the Issue Date (subject to the limitation of Section 36), and (B), if the distribution occurs after the fifth
(5th) anniversary of the Closing Date, be distributed by the applicable Grove Company in immediately available funds.

                  (2) The owner of a Property shall have the right to prepay the Contingent Earnout Rights contemplated above in connection with any proposed sale or transfer of a Property. In the event the owner desires to sell or otherwise transfer a Property, it shall give the applicable McNeil Partnership written notice of such intention, specifying the proposed purchase price or value of the Property (the "Sales Notice"), and giving the McNeil Partnership a thirty (30) day period within which to elect to purchase the Property on the terms set forth in the Sales Notice. In the event the McNeil Partnership elects in writing to purchase the Property on the terms set forth in the Sales Notice within such thirty day period, time being of the essence, the closing of such sale shall occur within one hundred twenty (120) days following receipt of such written election, and the Contingent Earnout Rights with respect to such Property shall be paid as set forth below. In the event the applicable McNeil Partnership fails to furnish such a written election within such thirty day period or declines in writing to exercise its rights under this Section, the owner shall then be free to offer the Property to any third party who is not affiliated with the Operating Partnership or the Grove REIT, and unless the actual purchase price or value received with respect to such Property (excluding any applicable closing adjustments) is less than ninety-five percent (95%) of the price or value specified in the Sales Notice, the owner shall have no obligation to reoffer the Property to the applicable McNeil Partnership;
however, in the event the proposed purchase price or value is less than ninety-five percent (95%) of the price or value specified in the Sales Notice, the owner must reoffer the Property to the applicable McNeil Partnership, subject to the procedures set forth above. Upon the sale to either such applicable McNeil Partnership or a non-affiliated third party, the owner shall be entitled to prepay the

Contingent Earnout Rights with respect to such Property, calculated as if the closing date of such sale or transfer is the applicable Conversion Date, and substituting the actual purchase price or value per Unit for the Adjusted Market Value, pursuant to the procedure set forth above in this Section 2. In the event a Grove Company desires to sell or otherwise transfer a Property after the date that the applicable McNeil Partnership has dissolved, all references in this
Section 2 (c) (2) to the McNeil Partnership shall instead refer to the former General Partner of such dissolved McNeil Partnership, or to the managing general partner thereof in the event that there are more than one such general partner.

                  (3) In lieu of receiving a Contingent Value Distribution in accordance with subparagraph (1) above, a McNeil Partnership may elect to receive at Closing either (A) an additional Cash Amount set forth opposite such partnership's name on Schedule 4 under the column heading labeled "Cash Out Amount In Lieu of Contingent Value Distribution", (B) additional OP Units determined by dividing the amount set forth opposite such partnership's name on
Schedule 4 by the Share Value on the Issue Date (subject to the limitation in Section 36), or (C) a combination of an additional Cash Amount and additional OP Units (subject to the limitation in Section 36), such that the sum of the additional Cash Amount and the value of the additional OP Units equals the amount set forth opposite such Partnership's name on Schedule 4 (the value of an OP Unit being deemed to be the Share Value on the Issue Date). A McNeil Partnership may exercise the option set forth in this Section 2(c)(3) with respect to either all or just a portion of the Contingent Value Distribution, in the manner set forth in Schedule 14 to this Agreement, which is incorporated herein by reference.

               (d) The Operating Partnership shall agree that it will permit the general and limited partners of the McNeil Partnerships (the "Guarantors") to guarantee on a "bottom dollar basis" (collectively, a "Guarantee") such indebtedness of the Operating Partnership as they may reasonably request in order to avoid gain recognition under Section 731(a)(1) of the Internal Revenue Code by the Guarantors. Any such Guarantee executed by the Guarantors will be in substantially the form attached hereto as Exhibit O, with no right of contribution from any other party or entity and shall not be in excess of the amount of such guarantor's deficit capital account in the McNeil Partnerships on the Closing Date, less the amount of any non-recourse indebtedness allocated to such partner pursuant to Section 704 (b) of the Internal Revenue Code and regulations thereunder promulgated by the Treasury Department. Payments made under such bottom dollar guarantees shall be made pari passu, with no right of contribution from any other party or entity, with any existing bottom guarantees or similar agreements provided to the Operating Partnership prior to the date of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Operating Partnership shall not be restricted in its ability to change the amount or character of its liabilities, but the Operating Partnership shall allow the Guarantors to enter into such reasonable agreements or arrangements similar to those set forth herein for the purpose of enabling the Guarantors to the extent possible to prevent gain recognition under Section 731(a)(1) of the Internal Revenue Code by the Guarantors.

        3.     Grove Corporation's Due Diligence.

               (a) For the period (the "Due Diligence Period") expiring at 11:59 p.m. on July 10, 1998, Grove Corporation and its consultants shall have the right to inspect, examine and investigate the Properties, and all physical, environmental, financial and legal aspects thereof, and the obligations of Grove Corporation hereunder shall be conditioned upon Grove Corporation being fully satisfied, in its sole discretion, as to all such inspections, investigations and examinations. The McNeil Partnerships shall fully cooperate with Grove Corporation in its inspections, examinations and investigations including the disclosure to Grove Corporation of all available information known by the McNeil Partnerships or in its possession with respect to the Properties. Throughout the Due Diligence Period, Grove Corporation shall have access to the Properties to accomplish the foregoing, including, without limitation, the conduct of surface and subsurface tests and physical and environmental appraisals and studies. Grove Corporation hereby agrees to restore the Properties to substantially their condition prior to inspection by repairing any damage caused by their physical inspection and to indemnify, defend and hold the McNeil Partnerships harmless from and against any and all claims, liabilities, costs, expenses or damages arising out of any physical entry onto the Properties or testing by Grove Corporation or its agents, employees or nominees. Grove Corporation's indemnification shall survive any termination of this Agreement.

               (b) Grove Corporation, in its sole discretion, shall have the right to terminate this Agreement with respect to any one or more Properties by written notice to the McNeil Partnerships, received by the McNeil Partnerships (by facsimile transmission or otherwise) on or before the expiration of the Due Diligence Period, and thereupon this Agreement shall be void with no recourse to the parties except as otherwise expressly provided herein, and the Deposit shall be promptly refunded to Grove Corporation. In the event that Grove Corporation elects to terminate this Agreement pursuant to this Section 3 (b) with respect to either (i) any Property owned by more than three of the following six McNeil Partnerships, consisting of Conway Court Associates, Gosnold Grove Associates, Broadway Glen Associates, Wilkins Glen Associates, Summer Hill Glen Associates, and Old Mill Glen Associates Limited Partnership (hereinafter, the "Group A Properties"), or (ii) more than any six Properties owned by at least six of the McNeil Partnerships, the McNeil Partnerships shall have the right to terminate this Agreement in its entirety by written notice to Grove Corporation, received by Grove Corporation (by facsimile transmission or otherwise) within ten (10) business days after the McNeil Partnerships' receipt of Grove Corporation's notice; provided, however, that the McNeil Partnerships shall not have a right to so terminate this Agreement pursuant to subparagraph (i) of this Section 3
(b) if Grove Corporation elects to terminate this Agreement with respect to more than three Group A Properties on account of specific engineering, environmental or title defects pertaining to such Properties, as set forth in a written notice delivered to the affected McNeil Partnerships and such McNeil Partnerships elect not to, or fail to, cure such defects to the reasonable satisfaction of Grove Corporation within sixty (60) days after the McNeil Partnerships' receipt of such notice. However, in the event Grove Corporation terminates this Agreement after the Due Diligence Period with respect to any additional Properties pursuant to the provisions of Sections 9 or 17(a) of this Agreement, the McNeil Partnerships shall not have the right to terminate this Agreement in its entirety, but shall be obligated to proceed to Closing.

               (c) In the event this Agreement is terminated for any reason under any provision of this Agreement, including without limitation Sections 3(b), 9, 13(b), 14 or 17(a) of this Agreement, with respect to more than six of the Properties or with respect to any of the Properties owned by Abington Glen Associates, Phillips Park Associates Limited Partnership, Webster Green Associates Limited Partnership, The 929 House Realty Associates, Glen Meadow at Franklin Apartments Trust or Westwood Glen (hereinafter, the "Group B Properties"), Grove Corporation shall have the right to terminate this Agreement in its entirety by written notice to the McNeil Partnerships. Subject to the provisions of Section 3 (b) of this Agreement, if Grove Corporation elects to terminate this Agreement with respect to some, but not all, Properties, this Agreement shall be void with respect to only those Properties identified by Grove Corporation with no recourse to the parties, except as otherwise expressly provided herein, and the Deposit, pro rated to those Properties as to which this Agreement is terminated, shall be promptly refunded to Grove Corporation, but in all other respects this Agreement shall remain in full force and effect. If the McNeil Partnerships elect to terminate this Agreement in its entirety, this Agreement shall be void with no recourse to the parties, except as otherwise expressly provided herein, and the entire Deposit shall be promptly refunded to Grove Corporation.

               (d)  Prior  to  the  execution  of  this  Agreement,  the  McNeil
Partnerships have made available to Grove Corporation copies of all files, documentation, books and records, leases and other material relating to the Properties, to the extent that the same are in the possession or control of the McNeil Partnerships and, within ten (10) business days after the execution of this Agreement, the McNeil Partnerships shall direct the property manager of the Properties to deliver to Grove Corporation such materials which are in the property manager's possession.

               (e) If this Agreement is not terminated in its entirety in accordance with Subsection (b) or (c) above, but Grove Corporation fails to close hereunder for any reason which would be deemed a default of Grove Corporation under this Agreement, then the McNeil Partnerships shall retain the Deposit (or the unreturned portion thereof) as liquidated damages in lieu of damages, specific performance or any other remedy that the McNeil Partnerships would otherwise have. Notwithstanding the foregoing, in the event there is a change of management control of Grove REIT during the Due Diligence Period and Grove Corporation thereafter delivers a termination notice pursuant to Section 3
(b) to the McNeil Partnerships prior to the expiration of the Due Diligence Period, Grove Corporation shall also be responsible for reimbursing to the McNeil Partnerships a total of Seventy-Five Thousand Dollars ($75,000) for out-of-pocket expenses and lost opportunity costs.

               (f) If this Agreement is terminated in whole or in part in accordance with Subsection (b) or (c) above, the Escrow Agent shall return the Deposit (or the applicable portion thereof) to Grove Corporation.

        4.     Closing.

               (a) Provided that all of the conditions precedent to Closing set forth in Section 17 have been satisfied or waived in writing, Closing of the transactions contemplated by this Agreement shall be held at a mutually acceptable location on or before the ninetieth (90th) day after the expiration of the Due Diligence Period, subject to extension as provided in Section 17 hereof and below (the "Closing Date"). Either of the parties shall be entitled to adjourn the Closing Date for a period not to exceed fourteen (14) days, by written notice to the other party, in order to take any action of any kind required in order to permit the Closing contemplated hereunder to occur. Subject to the foregoing sentence, the extension right under Section 4(b), and the extension rights under Section 17, time is of the essence as to the Closing Date. If the Closing Date established pursuant to the preceding sentence is a Saturday, Sunday or legal holiday, the Closing Date shall be the next business day thereafter. The place, time and date provided for herein or hereafter, as may be changed by agreement of the parties, is sometimes referred to as the "Closing."

               (b) The McNeil Partnerships and Grove Corporation acknowledge and agree that the transactions contemplated hereby will require the McNeil Partnerships to obtain the Required Consents (as hereinafter defined). In the event that all Required Consents have not been obtained by the Closing Date, either the McNeil Partnerships and Grove Corporation shall have the right to extend the Closing Date for a period of up to sixty (60) days by written notice to the other party, received by such other party (by facsimile transmission or otherwise) on or before the Closing Date. In the event that at least 16 of the McNeil Partnerships (including all of the Group B Properties and subject to the provisions of Section 3(b) hereof) have obtained the Required Consents by the scheduled Closing Date and satisfied all of the other conditions precedent for Closing hereunder, Grove Corporation may elect to close the sale of the Properties for which such Required Consents have been obtained and other conditions precedent have been satisfied on the Closing Date, and either of the parties shall each have the right to adjourn the Closing with respect to the other Properties for a period or periods which together shall not exceed, in the aggregate, sixty (60) days. In the event a McNeil Partnership has not satisfied all conditions precedent to Closing by the end of such sixty day period, either party may terminate its obligations under this Agreement with respect to such McNeil Partnership and its Property, by written notice to the other party.

    5. No Assumed Liabilities Except Permitted Encumbrances and Liabilities. The McNeil Partnerships shall transfer marketable fee title to the Properties at Closing, free and clear of all liens and encumbrances other than the items set forth below which are sometimes herein referred to as "Permitted Encumbrances and Liabilities." Grove Corporation will not assume any liabilities of the McNeil Partnerships or the McNeil Partnerships' businesses, except as expressly provided in this Agreement. The McNeil Partnerships hereby agree to indemnify, defend and hold Grove Corporation, the Grove REIT, the Operating Partnership and Grove Companies, and each of their respective officers, directors, trustees and employees, harmless from and against any and all claims, liabilities, losses
(including, without limitation, lost profits), costs, expenses (including attorneys fees) or damages (i) arising out of any liabilities or obligations of the

McNeil Partnerships or the McNeil Partnerships' businesses that are not expressly assumed in this Agreement by Grove Corporation, the Operating Partnership or Grove Companies, or (ii) which arise out of any of the agreements or contracts of any of the McNeil Partnerships which are not Assumed Service Contracts under this Agreement (hereinafter, the "Indemnified Liabilities"), which agreement to indemnify, defend and hold harmless shall survive any termination of this Agreement. Notwithstanding any limitation otherwise set forth in this Agreement, the Operating Partnership or the Grove Companies shall be entitled to offset the amount of any Indemnified Liabilities described in clause (ii) of the preceding sentence against any monies or OP Units due under the Deferred Installment Note or with respect to the Contingent Value Distribution. In the event that it is ultimately determined in a court or other legal proceeding that the Operating Partnership or the Grove Companies wrongfully exercised such offset rights contemplated above, the Operating Partnership or the Grove Companies, as the case may be, shall be obligated to reimburse the McNeil Partnerships for all reasonable expenses incurred by virtue of such wrongful offset, including, without limitation, reasonable attorney's fees. A condition precedent to the McNeil Partnerships' obligation to close hereunder shall be the delivery of a mutually acceptable agreement from the Operating Partnership at Closing, in the form attached hereto as Exhibit J, expressly assuming or agreeing to indemnify and hold the McNeil Partnerships harmless from and against the following Permitted Encumbrances and Liabilities with respect to claims that first accrue after the Closing Date in connection with the following:

           (a) The Mortgages and other encumbrances set forth on Exhibits C-1 to C-22 attached hereto and made a part hereof;

           (b) The leases and tenancies, and all liability to tenants with respect to security deposits under such leases and tenancies to the extent such security deposits are transferred to or credited on behalf of Grove Corporation, set forth on the rent rolls that are attached hereto as Exhibits D-1 to D-22 and made a part hereof;

           (c) The Chapter 121A limited dividend and tax agreements, debt service subsidy agreements, rent subsidy agreements, affordable housing agreements and other Regulatory Agreements (excluding any management agreements) to which the Properties are currently subject;

           (d) All of the McNeil Partnerships' liabilities and obligations from and after the Closing Date under those contracts, operating leases and agreements listed in Schedule 7 (or in a Closing schedule to be signed by all parties at the Closing) for the servicing, maintenance and operation of the Properties (the "Assumed Service Contracts") that the Grove Companies have elected to continue and assume; and

           (e) The Current Liabilities (as hereinafter defined) of the McNeil Partnerships set forth on Schedule 11 hereto or agreed to by the parties at Closing, to the extent assumed and agreed to be paid in accordance with Section 12(a) hereof.

    6. Deposit. The Deposit shall be held in escrow by the Escrow Agent pursuant to the provisions of Section 7 hereof. The Escrow Agent shall invest the Deposit in either a Federally insured money market account, United States Treasury bills or such other instruments as Grove Corporation and the McNeil Partnerships may agree upon. At Closing, the Deposit will be applied to the Cash Amount, if any, due to the McNeil Partnerships and any balance remaining shall be returned to Grove Corporation. Any and all interest and dividends earned on the Deposit shall be paid over to the party entitled to the receipt of the Deposit under the terms of this Agreement. UPON A DEFAULT BY GROVE CORPORATION AFTER THIS AGREEMENT HAS BEEN FULLY EXECUTED, EACH OF THE MCNEIL PARTNERSHIPS' SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT AND RETAIN THE ALLOCABLE PORTION OF THE DEPOSIT (AND ALL INTEREST ACCRUED THEREON) AS LIQUIDATED DAMAGES.

    7. Escrow Agent's Powers. The McNeil Partnerships and Grove Corporation acknowledge and agree that the Escrow Agent shall hold the Deposit pursuant to the terms and conditions of this Agreement subject to the following:

           (a) The Escrow Agent shall act as a depository only and, pending Closing of the transactions contemplated by this Agreement, the Deposit shall be invested as provided in Section 6 above and shall be disbursed in accordance with the terms of this Agreement or as jointly directed in writing by the McNeil Partnerships and Grove Corporation. In the event that Grove Corporation is, for any other reason under this Agreement, entitled to a return of all or a portion of the Deposit, Grove Corporation shall be entitled to all interest which shall accrue on the amount of the Deposit refunded.

           (b) In the event that the McNeil Partnerships or Grove Corporation shall claim default under the terms of this Agreement, the Escrow Agent will not be required to deliver the allocable portion of the Deposit to either of the parties without the written consent of the other or, upon failure thereof, until the right of either of the parties to receive the allocable portion of the Deposit shall be fully determined by a court of proper jurisdiction.

           (c) In the event of controversy or litigation arising out of this transaction which (i) results in any expense or attorneys' fees to the Escrow Agent by virtue of such claim or default, controversy or litigation or (ii) requires a declaratory judgment by proper court as to the disbursement of said allocable portion of the Deposit, the Escrow Agent shall be entitled to be reimbursed by the party that does not prevail in such controversy or litigation, as determined by a court of competent jurisdiction.

           (d) The McNeil Partnerships and Grove Corporation hereby release and discharge the Escrow Agent from all matters with respect to the subject matter hereof (except for gross negligence or intentional wrongdoing) and agree to indemnify and hold the Escrow Agent harmless from and against all costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of any kind or nature which, in good faith, the Escrow Agent may incur or sustain in connection with this Agreement and, without limiting the generality of the foregoing, the

Escrow Agent shall not incur any liability due to a delay in the electronic wire transfer of funds or with respect to any action taken or omitted in reliance upon any instrument, including any written notice or instructions provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

    8.     Delivery of Documents.

           (a) Deliveries by the McNeil Partnerships. At Closing, each of the McNeil Partnerships that will convey Property to its corresponding Grove Company shall deliver to such Grove Company the following documents (the "Documents") executed by such McNeil Partnership (where applicable):

                  (1) A quitclaim deed in proper form (the "Deed"), containing quitclaim covenants of title, sufficient to convey to such Grove Company good and marketable fee simple title to the McNeil Partnership's Premises, the Appurtenant Rights and the Building Equipment, free from all encumbrances and defects other than Permitted Encumbrances and Liabilities;

                  (2) Checks to the order of the appropriate governmental authorities in amounts sufficient to pay the real estate transfer or conveyance taxes payable upon the recording of the Deed, or alternatively, a charge to the McNeil Partnership in respect of such expenses shall be reflected in the settlement statement signed at the Closing in favor of Grove Corporation;

                  (3)  Affidavits   customarily   required  by  title  insurance
companies in the Commonwealth of Massachusetts for the issuing of title insurance protecting against mechanics liens and parties in possession;

                  (4) Either waivers of mechanics liens executed by or on behalf of all persons, firms and corporations who shall have finished materials or performed work or services on or at the respective Premises during the period commencing ninety (90) days prior to the Closing, or an indemnification agreement satisfactory to Grove Corporation's title insurance company

                  (5) A rent roll for such Premises, in the form of the rent roll attached hereto as Exhibit D, dated as of the later of (A) the first day of the calendar month in which Closing occurs, or (B) ten (10) days before the Closing Date;

                  (6) A Bill of Sale, substantially in the form attached hereto as Exhibit E, sufficient to convey to such Grove Company good and marketable title to the Personal Property, free from all encumbrances and defects other than Permitted Encumbrances and Liabilities;

                  (7) An Assignment of Leases substantially in the form attached hereto as Exhibit F or in a form approved by the Regulatory Authority, if any, having jurisdiction over the Property and reasonably acceptable to Grove Corporation;

                  (8) Original, ink-signed leases for all tenants of such Premises who shall have signed such leases, to the extent such McNeil Partnership has possession of the same or, otherwise, copies thereof;

                  (9) An assignment of all tenant security deposits and prepaid rents held by or on behalf of such McNeil Partnership with respect to the Premises, substantially in the form of Exhibit G hereto;

                  (10) An assignment of all Regulatory Reserves held by or on behalf of such McNeil Partnership with respect to the Premises, substantially in the form of Exhibit N hereto ;

                  (11) An assignment of Assumed Service Contracts substantially in the form of Exhibit H together with the ink-signed originals of such Assumed Service Contracts;

                  (12) An assignment of all warranties applicable to the Premises, the Building Equipment and the Personal Property and an assignment of such warranties, substantially in the form of Exhibit I hereto;

                  (13) Letters to all tenants of the respective Premises advising them of the transfer of the Premises, and the new address for paying rent;

                  (14) A certification of such McNeil Partnership stating that all representations and warranties made by such McNeil Partnership in this Agreement are true and correct in all material respects as of Closing and that all of the McNeil Partnership's covenants contained in this Agreement have been complied with in all material respects;

                  (15) An affidavit that such McNeil Partnership is not a "foreign person" as defined in Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended;

                  (16) An indemnification agreement mutually acceptable to Grove Corporation and each of the McNeil Partnerships pursuant to which such McNeil Partnership shall represent and warrant to the Operating Partnership that (A) all costs and expenses relating to the ownership and operation of the Premises arising prior to the Closing Date have been paid in full or otherwise provided for and (B) that all operating leases, service, management and maintenance contracts that Grove Corporation has not elected to assume have been terminated on or before the Closing Date, and by which such McNeil Partnership shall agree to indemnify and hold the Grove REIT, Operating Partnership and the each Grove Company harmless from the against all loss, costs and expenses arising by reason of a breach of such representations and warranties.

                  (17) Photocopies of such McNeil Partnership's financial statements for the three fiscal years preceding the Closing Date and surveys and plans with respect to the Property, if and to the extent that such plans and surveys are in the possession of such McNeil Partnership;

                  (18) All keys in the possession of each of the McNeil Partnerships to all locks at the Premises;

                  (19) Evidence that all Required Consents (as hereinafter defined) of such McNeil Partnership's partners have been obtained as required under the applicable partnership agreement;

                  (20) Copies of all Required Consents necessary to consummate the transactions contemplated in this Agreement;


                  (21) Subscription Agreements and Subscriber Questionnaires addressed to the Operating Partnership for all partners or partnerships who will be receiving OP Units in connection with the transactions contemplated herein, confirming their status as an accredited investor; and

                  (22) Such other and further documents as may be reasonably required by the Operating Partnership or Grove Companies to effect the transactions contemplated by this Agreement.

           (b) Deliveries by Grove Corporation, the Operating Partnership and the Grove Companies. At Closing, Grove Corporation and any Permitted Assignee shall deliver to the McNeil Partnership that conveys Property pursuant to this Agreement the following:

                  (1) Documents from the Operating Partnership evidencing the admission of the McNeil Partnerships as limited partners of the Operating Partnership as of the Closing Date, consisting of the Operating Partnership's acceptance of the Subscription Agreements and an amendment to the Operating Partnership's Partnership Agreement, which acceptance and amendment shall be delivered to the McNeil Partnerships at Closing. The McNeil Partnerships acknowledge that the OP Units are not certificated;

                  (2) Agreements by the Operating Partnership and such Grove Company to assume and indemnify the corresponding McNeil Partnership against liability for Permitted Encumbrances and Liabilities, including, but not limited to, the Mortgages, substantially in the form of Exhibit J;

                  (3)     The Cash Amount;

                  (4) A certificate executed by duly authorized representative of the Grove REIT stating that the representations and warranties made in this Agreement with respect to the

Grove REIT are true and correct as of the Closing Date and an undertaking by the Grove REIT to perform the agreements and covenants set forth in Sections 29 and 32 hereof.

                  (5) A certificate executed by duly authorized representative of the Operating Partnership stating that the representations and warranties made by Grove Corporation are true and correct in all material respects as if made by the Operating Partnership and Grove Companies as of the Closing Date and that Grove Corporation and the Permitted Assignees have performed their respective covenants and other obligations under this Agreement in all material respects;

                  (6)  Affidavits  and  other  instruments,  including  but  not limited to all organizational documents of Grove Corporation, the Grove REIT, the Operating Partnership and the Grove Companies, certificates of incorporation, organization or formation, certificates of good standing or existence and officers' incumbency certificates reasonably requested by the McNeil Partnerships evidencing the power and authority of Grove Corporation, the Grove REIT, the Operating Partnership and the Grove Companies to enter into and/or perform this Agreement and/or to deliver the Documents to be delivered hereunder;

                  (7) Copies of Internal Revenue Service Form 8832 for each Grove Company, electing to be disregarded as separate entities for Federal income tax purposes, and evidence of due mailing of the same by each such Grove Company;

                  (8) Such other and further documents as may be reasonably required by the McNeil Partnerships to effect the transactions contemplated by this Agreement.

    9. Title. Within the period ending at 11:59 p.m. on June 22, 1998, Grove Corporation, at its sole expense, may obtain a title search and survey of the Properties. Within the period ending at 11:59 p.m. on July 7, 1998, Grove Corporation shall notify the affected McNeil Partnership, in writing, of any title or survey matters as to which Grove Corporation may object, provided that, with respect to such encumbrances or defects as arise after the date of such notice, Grove Corporation must notify such McNeil Partnership within five (5) days after it has actual notice of such encumbrance or defect. The affected McNeil Partnership shall have a period of fifteen (15) days after receipt of notice of any such objections in which to notify Grove Corporation that such McNeil Partnership will attempt to remedy any or all of the matters as to which Grove Corporation has objected. Unless the affected McNeil Partnership has so notified Grove Corporation that such McNeil Partnership will attempt to remedy all such objections, Grove Corporation shall have ten (10) business days after
(i) being notified by the affected McNeil Partnership that it will not remedy all such objections or (ii) the expiration of such fifteen (15) day period without receiving any notification from the affected McNeil Partnership of its intentions to remedy such objections, in which event Grove Corporation may either: (i) terminate this Agreement in writing with respect to the affected McNeil Partnership and receive a return of that portion of the Deposit allocated to the affected McNeil Partnership; or (ii) be deemed to accept title and the survey subject to the noted objections, other than those which the affected
McNeil Partnership has expressly agreed in writing to remedy, with an appropriate diminution of the Initial Value to reflect such voluntary liens and encumbrances which are capable of being removed by the payment of cash at Closing out of the Initial Value. If at Closing the McNeil Partnerships shall be unable to convey good and marketable title to the Premises free and clear of such encumbrances or defects after diligent, good faith efforts to do so, which title shall be insurable as such by a reputable title insurance company and at standard rates, without exceptions which would adversely affect the use of the Premises as an apartment complex (other than the Permitted Encumbrances and Liabilities), Grove Corporation shall have the option either of accepting such title as the McNeil Partnership can convey with an appropriate diminution of the Initial Value to reflect such voluntary liens and encumbrances or of terminating this Agreement, in which event the allocable portion of the Deposit relating to the applicable McNeil Partnership's Property shall be returned to Grove Corporation.

    10. Possession. Each of the McNeil Partnerships shall deliver to its corresponding Grove Company full possession of its Property at Closing and shall take all steps requisite to put the such Grove Company in actual possession and operating control of the Premises, subject only to the rights of tenants in possession of portions of the Premises pursuant to leases and occupancy agreements set forth on Exhibit D.

    11. Operation of Premises Prior to Closing. From and after the execution of this Agreement and until Closing, each of the McNeil Partnerships shall take or refrain from taking the following actions, and shall use good faith reasonable efforts to cause the existing property managers to take or refrain from taking the following actions and to manage and operate the Properties in the same manner as done prior to the execution of this Agreement:

           (a) shall operate its Premises in a good and prudent manner and only in the ordinary course of business, including, without limitation, maintaining the insurance coverages set forth in Section 16(a)(13) and Schedule 6 hereof ;

           (b) shall maintain the Premises, the Building Equipment and the Personal Property in good repair, reasonable wear and tear excepted;

           (c) shall perform all obligations required to be performed by such McNeil Partnership under all leases affecting the Premises;

           (d) shall duly comply with all laws, ordinances and regulations applicable to the use and operation of the Premises;

           (e) shall not amend any lease affecting the Premises, or release or relieve any tenant of the Premises from any obligation arising under any lease affecting the Premises, if in either case the rent and/or other charges payable therefrom would be reduced, or terminate any such lease (except with regard to a tenant that is in default under its Lease) without obtaining the prior written consent of Grove Corporation, unless such amendment, modification, release or other action is required by a Regulatory Authority having jurisdiction over the Premises;

           (f) shall not enter into new leases for all or any portion of the Premises without obtaining the prior written consent of Grove Corporation, except in the ordinary course of such McNeil Partnership's business and, in any event, in accordance with the following guidelines:

                  (1)     no term shall be more than one (1) year; and

                  (2) rents shall be not less than the rents in effect at such Property during the six-month period preceding the date of this Agreement unless such rent reduction is required by a Regulatory Authority having jurisdiction over the Premises; and

           (g) shall not enter into any additional sticky voucher programs with any Regulatory Agency or amend existing sticky voucher programs without obtaining the prior written consent of Grove Corporation, which consent shall not be unreasonably withheld, conditioned or delayed.

    12.    Adjustments.

           (a) The Initial Value of the Property of each McNeil Partnership shall be (1) increased by the amount of the Operating Escrows and Debt Service Escrows that, under applicable Regulatory Agreements and loan agreements, must be assigned and transferred with such Property, plus the amount of all prepaid Mortgage Insurance Payments and other prepaid expenses to the extent they benefit the Properties following the Closing, and (2) decreased by the amount of all Current Liabilities (as hereinafter defined) incurred by such McNeil Partnership which are determinable on the Closing Date and identified on a Closing schedule mutually acceptable to the parties and signed by all applicable parties to evidence such assumption by the Grove Companies. With respect to any ordinary operating expense or ordinary capital expenditure contemplated in a budget reviewed by Grove Corporation prior to the date of this Agreement, incurred in the ordinary course of operating the applicable apartment complex prior to the Closing (excluding, without limitation, all litigation claims and extraordinary expenditures that are not expressly assumed by Grove Corporation), that is not determinable on the Closing Date but would, in the ordinary course of such McNeil Partnership's business, be paid out of one of the assigned Regulatory Reserves other than the reserves for which an adjustment has or will be made at the Closing (e.g., Operating Escrows and Debt Service Escrows) (hereinafter, an "Assumed Indeterminable Contingent Liability"), Grove Corporation agrees that it will pay such operating expense, if presented with a bill therefor within six months of the Closing, out of the applicable assigned Regulatory Reserve as soon as Grove Corporation is entitled to make such payment out of such reserve pursuant to the applicable Regulatory Agreement (this six month period shall be extended to twelve months only with respect to the amount of MHFA Incentive Management Fee, which is determined on an annual basis). In the event such Assumed Indeterminable Contingent Liability has not been presented to the applicable Grove Company, in a fixed, determinable amount, within such six (6) month period following the Closing, such Assumed Indeterminable Contingent Liability shall be the sole responsibility of the applicable McNeil Partnership, and neither the Operating Partnership nor any Grove Company shall have any responsibility for its payment, and the applicable McNeil Partnership hereby agrees to indemnify and hold the Operating Partnership and the applicable Grove Company harmless from any and all liability associated with such Assumed Indeterminable Contingent Liability. As used herein, the term "Current Liabilities" shall mean those liabilities which were incurred by the McNeil Partnerships in the ordinary course of their respective businesses on or before the Closing Date and which are to be assumed by Grove Corporation or a Permitted Assignee, as evidenced by such liabilities either being specified on Schedule 11 hereto or expressly assumed by the applicable Grove Company at the Closing as evidenced by its initialing of the Closing Schedule contemplated above in this Section 12, other than liabilities arising with respect to Permitted Encumbrances and Liabilities. In addition, adjustments shall be made for real property taxes, fuel, water, electricity, sewer and other utility charges, if any, as of the Closing Date (to the extent not included in any Operating Escrows or Debt Service Escrows) in accordance with the prevailing practices of the Massachusetts Bar for real estate transactions in the respective towns where the Property is located. The parties shall either provide at Closing for an allocation of laundry income in respect of the Properties with respect to the period prior to the Closing if determinable, or agree to another mutually acceptable mechanism for allocating such income appropriately. No operating expenses not expressly assumed by the applicable Grove Company shall be the responsibility of either the Operating Partnership, Grove Corporation or any Grove Companies. All adjustments contemplated in this Section shall be made by adjustment to the Cash Amount (subject to the limitations set forth in Section 3).

           (b) Rents shall be adjusted in the following manner:

                  (1) Rents received by a McNeil Partnership as of the Closing Date for the calendar month in which Closing shall occur shall be adjusted at the Closing as of the Closing Date; and

                  (2) Rents receivable with respect to tenants who are in possession of an apartment unit at the applicable McNeil Partnership's apartment complex on the date of Closing shall be assigned to Grove Corporation at Closing and a corresponding adjustment shall be made in such McNeil Partnership's favor, subject to an allowance for bad debt in the applicable amount specified on
Schedule 12 hereto.

    13.    Risk of Loss.

           (a) Until Closing, the risk of loss by fire or other casualty to the buildings and improvements on the Premises, and liability for personal injury or damage to property of others at the Premises, shall be borne by the McNeil Partnership that owns such Premises.

           (b) In the event of damage by fire or other casualty to a Property prior to Closing, Grove Corporation shall have the option to terminate this Agreement with respect to such Property, unless such Property is one of the Group A Properties. If Grove Corporation shall exercise its right to terminate this Agreement pursuant to this Section 13(b), the affected McNeil Partnership shall return the portion of the Deposit allocated to the damaged or destroyed Property to Grove Corporation, and such parties shall be relieved of all further liabilities and obligations hereunder with respect to the affected Property. If Grove Corporation does not elect to terminate this Agreement with respect to a damaged or destroyed Property or the damaged or destroyed Property is a Group A Property, this Agreement shall remain in full force and effect and in such event the parties shall proceed to Closing with respect to the affected Property, adjusting the Initial Value of such Property by an amount equal to the cost of restoring the damage, as estimated by an independent general contractor selected by Grove Corporation and reasonably acceptable to the affected McNeil Partnership, in which event the affected McNeil Partnership shall be entitled to retain any insurance proceeds on account of such casualty. Grove Corporation shall give written notice to such McNeil Partnership of any election pursuant to this
Section 13(b) within fifteen (15) business days following receipt by Grove Corporation of written notice of any such casualty.

           (c) In the event that Grove Corporation, the Operating Partnership or a Grove Company shall be subject to a personal injury or property damage claim at any time relating to an incident occurring at a Property prior to the Closing, other than an incident arising on account of any act or omission of Grove Corporation, the Operating Partnership or any of its agents, affiliates (excluding any party affiliated with any McNeil Partnership for purposes of this provision) or employees, the affected McNeil Partnership shall defend, indemnify and hold harmless each of Grove Corporation, the Operating Partnership and Grove Companies from and against all losses, damages, costs and expenses (including attorneys' fees) that Grove Corporation, the Operating Partnership or any Grove Companies may suffer with respect to any such claim or incident. This obligation to defend, indemnify and hold harmless shall survive the Closing.

    14. Condemnation. If, prior to the Closing, all or any part of any Property (other than a Property constituting a Group A Property) is taken by eminent domain, Grove Corporation shall have the option either (i) to elect not to acquire the affected Property, in which case the affected McNeil Partnership shall return the portion of the Deposit allocated to the condemned Property to Grove Corporation, and such parties shall be relieved of all further liabilities and obligations hereunder with respect to the affected Property, or (ii) to acquire the affected Property subject to such condemnation without adjustment to the Initial Value of such Property and otherwise in accordance with the terms and provisions of this Agreement, but Grove Corporation shall upon Closing be entitled to the proceeds of all awards made or to be made on account of such taking which would otherwise accrue to the affected McNeil Partnership. In the event that, prior to the Closing, all or any part of any Group A Property is taken by eminent domain, and assuming that all other conditions for Closing have been satisfied, Grove Corporation shall not have the right to terminate this Agreement with respect to such Property pursuant to this Section 14, but shall acquire the affected Property subject to such condemnation without adjustment to the Initial Value of such Property and otherwise in accordance with the terms and provisions of this Agreement, but Grove Corporation shall upon Closing be entitled to the proceeds of all awards made or to be made on account of such taking which would otherwise accrue to the affected McNeil Partnership. Grove Corporation shall give written notice to such McNeil Partnership of any election pursuant to this Section within five (5) business days following receipt by Grove Corporation of any written notice of such taking or proposed taking. Failure of Grove

Corporation to make such election within said period shall be deemed an election to proceed to Closing pursuant to clause (ii) above.

    15. Brokers. The McNeil Partnerships, on the one hand, and Grove Corporation and the Grove Companies, on the other, each represent and agree to and with each other that each has had no dealings, negotiations or consultations with any broker in connection with this Agreement or the conveyance of the Premises. The McNeil Partnerships, on the one hand, and Grove Corporation, on the other, shall each indemnify and hold the others free and harmless from all losses, damages, costs and expenses (including attorneys' fees) that any of them may suffer as a result of any claim or suit brought by any broker or finder who claims that he participated with any of the McNeil Partnerships or Grove Corporation, the Operating Partnership or the Grove Companies, as the case may be, in this transaction.

    16.    Representations and Warranties.

           (a)  Each of the  McNeil  Partnerships  severally,  not  jointly  and
severally,   represents  and  warrants  to  Operating  Partnership  and  to  its corresponding Grove Company as follows:

                  (1) Each McNeil  Partnership has good and marketable  title in
fee  simple  to  its  Property  subject  only  to  Permitted   Encumbrances  and
Liabilities.

                  (2) To the best of such McNeil Partnership's knowledge, with respect to the current use of its Property, the Property presently complies and will comply at the time of Closing in all material respects with all applicable restrictive covenants, zoning and subdivision ordinances, building and fire codes, health and environmental laws and regulations and all other applicable municipal, state or Federal laws, rules and regulations (collectively, "Laws"). The transactions contemplated herein will create no violations of any Laws affecting such McNeil Partnership's Property or any part thereof (including, without limitation, subdivision regulations).

                  (3) Such McNeil Partnership has performed all obligations required to be performed by it under all leases and other occupancy agreements affecting its Property and is the owner of all the leases and other occupancy agreements listed on the applicable rent roll in Exhibit D hereto, free and clear of all liens, encumbrances or similar limitations.

                  (4) The rent roll information set forth on Exhibit D attached hereto, listing all tenants of such McNeil Partnership's Property and their respective monthly rent, security deposit, lease term and any existing default, is substantially complete and correct.

                  (5)  There  are  no  service,  management,  operating  leases, maintenance or similar contracts or agreements affecting such McNeil Partnership's Property which will survive the Closing except for those set forth on Schedule 7.

                  (6) Grove Corporation or a Permitted Assignee shall be entitled to the exclusive property management rights to the Properties following the Closing.

                  (7) Except as set forth in Schedule 8, the execution and delivery of this Agreement and the performance by such McNeil Partnership of all transactions contemplated by this Agreement to be performed by such McNeil Partnership (including the execution and delivery of all documents required by this Agreement to be executed and delivered by such McNeil Partnership) will not breach any contractual covenants or restrictions between such McNeil Partnership and any third party or affecting the Property or result in a violation or breach by McNeil Partnership of any judgment, order, writ, injunction or decree issued against or imposed upon it, or result in violation of any applicable law, order, rule or regulation of any government authority.

                  (8) Such McNeil Partnership has received no notice of any condemnation or eminent domain proceedings or negotiations for the acquisition of any portion of its Property in lieu of condemnation and, to the best of such McNeil Partnership's knowledge, no condemnation or eminent domain proceedings or negotiations have been commenced or threatened in connection with its Property or any portion of it.

                  (9) There are no real estate abatement agreements, exemptions or programs, payments in lieu of taxes or similar contracts or agreements affecting such McNeil Partnership's Property which will be affected in any adverse manner by virtue of the transfer of the Property to the Grove Company to which it will be conveyed, provided that the Required Consents are obtained.

                  (10) Such McNeil Partnership has performed all obligations required to be performed by such McNeil Partnership under all Regulatory Agreements, if any, affecting its Property, including those with HUD and MHFA, and such McNeil Partnership is not currently in material default under any of such Regulatory Agreements.

                  (11) All  Regulatory  Reserves  associated  with  such  McNeil
Partnership's Property, as well as all other reserves that a McNeil Partnership is currently required to maintain pursuant to a loan agreement or other agreement with any of its creditors will be transferred to Operating Partnership, free and clear of the rights, title or interests of third parties to any portion of such funds, except for restrictions imposed on the use of such funds by the owner of the Property by HUD, MHFA or any other Regulatory
Authority or lender pursuant to the terms of the applicable Regulatory Agreements or loan agreements in effect on the Closing Date.

                  (12) Except as set forth in Schedule 9, such McNeil Partnership has received no notice of any litigation or regulatory or administrative proceedings relating either to its Property or this Agreement and, to the best of such McNeil Partnership's knowledge, no such proceeding is pending or threatened.

                  (13) The Commercial Property Damage Insurance and Commercial General Liability Insurance presently carried by such McNeil Partnership for its Property (and the premium therefor) is in the amounts specified on Schedule 6.

                  (14) Except as disclosed in the title report for its Property, all public utilities required for the operation of such McNeil Partnership's Property (including, without limitation, telephone, electric, gas, public water and public sanitary sewer) enter the Property through adjoining public streets and are connected to and servicing the Property.

                  (15) To the best of such McNeil Partnership's knowledge and except as set forth in Schedule 10, there has been no storage or use of hazardous materials on, in or under its Property, other than as may be permitted by and in compliance with applicable law, nor any discharges or releases of hazardous materials on, in or under its Property. As used in this Agreement, the term "hazardous materials" means any hazardous or toxic chemical, agent, substance, material or waste, including any petroleum based substance, which is regulated by any local governmental authority, the Commonwealth of Massachusetts, the United States or any agency thereof, including, but not limited to substances defined by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act or under the Massachusetts General Laws chapter 21E. Such McNeil Partnership's Property (i) is currently in compliance with (and there is no condition existing which, with the passage of time, will cause the Property not to comply with) all applicable health, safety, ecological, environmental inland wetland, flood control, pollution control and other similar laws, codes, regulations, standards, and orders applicable to the Property and (ii) is free from all hazardous materials and all other effluent and debris of any type which would constitute a health hazard or risk or would otherwise interfere with the current use of the Property. To the best of the McNeil Partnership's knowledge, no portion of the Property have ever been used in the past for activities which, either directly or indirectly, involved the generation, release, storage, transportation or disposal of any hazardous material. Attached hereto as
Schedule 13 is a list of Properties where the applicable McNeil Partnership is aware of the existence of an underground storage tank, the parties acknowledging that the McNeil Partnerships have conducted no independent investigation for any such underground storage tanks.

                  (16) All matters known to such McNeil Partnership which might have a material adverse effect on the ownership, maintenance and operation of its Property have been disclosed to Grove Corporation.

                  (17) Such McNeil Partnership's Property legally includes the number of apartment units specified on Schedule 1 and has the minimum number of parking spaces required under applicable Laws, as such Laws may have required at the time of construction of the buildings located upon such Property. Each Property which is currently subject to any restriction concerning the renting of units to persons unless they are of or over a specified age are identified as subject to age restrictions on Schedule 1.

                  (18) To the best of such McNeil Partnership's knowledge, there is no apparent structural defect and all systems of the Property (including without limitation, septic systems, electrical systems, heating systems, air conditioning systems and plumbing systems) are in working order and condition.

                  (19) Attached hereto as Exhibits K-1 to K-22 are copies of true and correct income statements and certain fixed expense statements for the Property for calendar years 1996 and 1997, and year-to-date through March 31, 1998 for calendar year 1998.

                  (20) Accredited Investor; Acquisition for Investment Purposes. At the Closing, each McNeil Partnership (and each partner, if any, of such McNeil Partnership receiving OP Units at Closing) will be an "accredited investor" as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each of the McNeil Partnerships is acquiring the Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any Units (other than in a transaction which is either registered under the Securities Act or exempt from such registration, and in compliance with all applicable Blue Sky or state securities laws or exempt therefrom). Each McNeil Partnership agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the OP Units unless such Transfer complies with the Operating Partnership Agreement and is either (i) pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws, or (ii) exempt from registration under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws. Notwithstanding anything to the contrary in this Agreement, the representations and agreements set forth in this subparagraph (20) and in the Subscription Agreement shall survive the Closing contemplated herein, without any limitation on their survival.


           (b)  Grove  Corporation   represents  and  warrants  to  each  McNeil
Partnership as follows:

                  (1) On the Closing Date, Grove REIT will be a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland authorized to transact business under the laws of any state in which the character of the properties owned or leased by it herein or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified could reasonably be expected to have no material adverse effect on its financial condition or business, and will have all requisite corporate power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

                  (2) On the Closing Date, the Operating Partnership will be a limited partnership duly formed and validly existing under the laws of the State of Delaware, will be duly authorized to transact business under the laws of any state in which the character of the properties owned or lease by it herein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified could reasonably be expected to have no material adverse effect on its financial condition or business, and will have all requisite partnership power and authority under its Partnership Agreement to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof. Attached hereto as Exhibit M is a copy of the Partnership Agreement of the Operating Partnership, as amended to date. A further condition precedent to the McNeil Partnership's obligations to close hereunder shall be the lack of any material adverse amendments to the Operating Partnership's Partnership Agreement between the date hereof and the Closing (excluding for the foregoing purposes any amendment admitting additional partners).

                  (3) On the Closing Date, each Grove Company will be a limited liability company duly formed and validly existing under the laws of the State of Delaware, will be wholly-owned by the Operating Partnership, and will be duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it herein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified could reasonably be expected to have no material adverse effect on its financial condition or business, and will have all requisite limited liability company power and authority to perform its obligations hereunder following the assignment of the Operating Partnership's rights to it in accordance with the terms and conditions hereof.

                  (4) Each Grove Company will, on or before the Closing Date, have elected to be disregarded as a separate entity for Federal income tax purposes and will, by the Closing Date deliver to the McNeil Partnership at Closing evidence of the mailing of such election.

                  (5) Assuming the due and valid  authorization,  execution  and delivery of this Agreement by the McNeil Partnerships, this Agreement and the other agreements and documents to be executed and delivered by each of Grove Corporation, the Operating Partnership and the Grove Companies hereunder, when executed and delivered, will be the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by each of Grove Corporation, the Operating Partnership and the Grove Companies of any of their respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of any of Grove Corporation, the Operating Partnership or the Grove Companies or any agreement, instruments or Laws to which any of them is a party or by which any of them is or may be bound, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any governmental authority, other than an amendment of the Declaration of Trust of the Grove REIT to increase the number of authorized shares of common shares.

                  (6) At the Closing, the OP Units to be issued to the McNeil Partnerships will be duly issued by the Operating Partnership, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The common shares which may be issued by Grove REIT upon redemption of the OP Units, will be duly authorized and, when and if issued, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, and will be listed for trading on the American Stock Exchange, New York Stock Exchange, NASDAQ National Market or other national securities exchange.

                  (7) The financial statements of Grove REIT, copies of which are attached hereto as Exhibit L-1 through L-2, as at and for the years ended December 31, 1997 and 1996, have been prepared in accordance with generally accepted accounting principles on a consistent basis from year to year and fairly present the financial condition of Grove REIT as of such periods and the results of operations for the respective periods indicated. There have been no material adverse changes to the financial condition of Grove REIT or the Operating Partnership since December 31, 1997. Except as set forth in such financial statements, Grove REIT does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of Grove REIT or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, property or assets, operations or condition (financial or otherwise) of Grove REIT. The certificate to be delivered by the Grove REIT at the Closing confirming the foregoing representation shall have appended to it the most current financial statements, as well as any additional quarterly financial statements, filed with the Securities and Exchange Commission with respect to the period after December 31, 1997.

                  (8) The Operating Partnership has been formed to acquire, finance, own, operate, manage and rent multifamily residential properties and retail properties in the manner that will be described in the Offering Memorandum, including all exhibits thereto, to be prepared by the Operating
Partnership and which will be distributed to the McNeil Partnerships that qualify as accredited investors following the expiration of the Due Diligence Period (the "Offering Memorandum"). The Memorandum will conform in all material respects to the applicable requirements of Regulation D of the Securities and Exchange Commission (the "SEC") for a Rule 506 offering to accredited investors. The Memorandum will not contain, and the Memorandum and any other information to be furnished or made available by the Operating Partnership to the McNeil Partnerships or to any of its general or limited partners will not contain, an untrue statement of a material fact, and the Memorandum and such other information will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The OP Units, when issued, will conform to the description thereof in the Memorandum.

                  (9) There is no pending or, to Grove Corporation's knowledge, threatened litigation, administrative proceeding or investigation against Grove REIT or the Operating Partnership that if adversely determined could reasonably be expected to have a material adverse effect either on Grove REIT or on the Operating Partnership or its ability to perform its obligations under this Agreement in a timely manner. The certificates to be delivered by the Grove REIT and Operating Partnership at the Closing confirming the foregoing representation shall update this representation in the event any litigation arises or is threatened after the date of this Agreement.

                  (10) Neither Grove Corporation, the Operating Partnership, the Grove REIT nor any Grove Company makes any representation or warranty with respect to, and shall not be liable to or responsible for, the tax consequences incurred by the McNeil Partnerships or any of their partners with respect to the transactions contemplated under this Agreement

    17.    Conditions to Closing.

           (a) Grove Corporation's and the Grove Companies' obligation to close hereunder are conditioned upon the following:

                  (1) That each of the McNeil Partnerships have obtained, to the extent required in the McNeil Partnerships' respective partnership agreements and/or under applicable law, the requisite consent or approval of the requisite percentage of McNeil Partnerships' general and limited partners to the transactions contemplated in this Agreement;

                  (2) That the McNeil  Partnerships  have  obtained all consents and approvals to the transfers of the Properties, subject to the Mortgages, from the holders of such Mortgages, (provided that Grove Corporation shall expeditiously take all actions necessary to obtain such Required Consents), as well as all consents and approvals required to keep in full force and effect all real estate abatement agreements, exemptions or programs, payments in lieu of taxes or similar contracts or agreements to which the Properties are currently entitled to the benefits of;

                  (3) That the McNeil Partnerships have obtained all necessary approvals and consents to all of the transactions contemplated herein, including, without limitation, approvals from HUD and MHFA and such other approvals, permits and consents as are necessary in order to permit the corresponding Grove Company to acquire and the Operating Partnership to manage and operate the Properties (the consents and approvals required by this Subsection (a) (1), (2) and (3) are hereinafter referred to as "Required Consents"). The parties agree to expeditiously take all actions necessary to obtain such Required Consents;

                  (4) That all of the items and documents required to be delivered by the McNeil Partnerships at Closing have been delivered.

                  (5) That all representations and warranties of the McNeil Partnerships set forth in Section 16(a) hereof are true and correct in all materials respects as of the Closing Date;

                  (6) That the rent roll that is provided by each of the McNeil Partnerships under Section 8(a)(5) hereof disclosing a total gross rental amount from the Premises that is not less than ninety-five percent (95%) of the total gross rental amount that is shown on the Rent Roll that is attached hereto as Exhibit D; and

                  (7) That Grove Corporation and its counsel have been provided with evidence, satisfactory to Grove Corporation in its sole and absolute discretion, confirming that the Operating Partnership will be entitled to the exclusive property management of the Premises following the Closing.

In the event any of the foregoing conditions precedent is not satisfied or waived by Grove Corporation in writing prior to the scheduled Closing Date, Grove Corporation shall at its option be entitled, by written notice to the McNeil Partnerships, to either (i) elect to terminate this Agreement by virtue of the failure to satisfy one or more of such conditions precedent, in which event Escrow Agent shall return the Deposit to Grove Corporation, this Agreement shall terminate, and Grove Corporation and McNeil Partnerships shall have no further liabilities or obligations to each other, except under any provisions of this Agreement that expressly survives the termination thereof, or (ii) to extend the date of Closing for up to an additional period ending twelve months from the date of this Agreement (April 22, 1999). In addition, provided that The Grove Corporation is then in material compliance with all of its obligations under this Agreement and is diligently and in good faith undertaking, and continues diligently during such extension to undertake, all reasonable efforts to assist in causing any non-satisfied conditions precedent within Grove Corporation's control to be satisfied, the McNeil Partnerships shall permit an additional six month extension (but in no event ending later than October 22, 1999). During the foregoing extensions, Closing will occur within fifteen days after notification by either party to the other, accompanied by satisfactory evidence, that all of the foregoing conditions precedent have either been satisfied or waived by Grove Corporation in writing.

           (b) The McNeil Partnerships' obligation to close hereunder is conditioned upon the following:

                  (1) The representations and warranties made by Grove Corporation shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  (2) Grove Corporation shall have assigned all of its interest in this Agreement to the Operating Partnership in accordance with the provisions of Section 23 hereof;

                  (3) The Operating Partnership, the Grove REIT and the Grove Companies have executed and delivered to the McNeil Partnerships all of the items and documents provided herein for said delivery, including, without limitation, the certificates from the Operating Partnership and the Grove REIT contemplated in Section 8(b), and the assumption by the Operating Partnership of Grove Corporation's obligations hereunder, as contemplated in Section 23 hereof.

                  (4) All of the Required Consents shall have been obtained.

                  (5) Grove Corporation and any Permitted Assignees shall have performed all covenants and obligations undertaken by them herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                  (6) Trading of the common shares of Grove REIT is not subject to suspension, and has not been suspended as of the Closing Date, under the rules of the American Stock Exchange.


    18. Default by a McNeil Partnership.

           (a) A McNeil Partnership shall be in default under this Agreement in the following events:

                  (1) If the McNeil Partnership shall fail to perform and comply with the agreements and conditions which are required to be performed or complied with by such McNeil Partnership pursuant to this Agreement, which failure is neither waived by Grove Corporation nor cured by the McNeil Partnership within ten (10) days following receipt, by the McNeil Partnership, of notice of such failure; or

                  (2)   If   such   McNeil    Partnership's    warranties    and
representations contained in Section 16(a) above shall not be true in all material respects on the Closing.

           (b) If a McNeil Partnership shall be in default under this Agreement, the Escrow Agent shall return the portion of the Deposit allocated to the defaulting McNeil Partnership to Grove Corporation, and, in addition, Grove Corporation shall be entitled to terminate this Agreement by written notice to the McNeil Partnerships and/or pursue any other remedy available to Grove Corporation in law or equity.

    19.    Default by Grove Corporation.

           (a) Grove Corporation shall be in default under this Agreement in the event that it shall fail to perform and comply with the agreements and conditions which are required to be performed or complied with by it or any Permitted Assignee pursuant to this Agreement, which failure is neither waived by the McNeil Partnership nor cured by Grove Corporation within ten (10) days following receipt, by Grove Corporation, of notice of such failure.

           (b) If Grove Corporation or a Permitted Assignee shall be in default under this Agreement, an affected McNeil Partnership shall be entitled to retain the allocable portion of the Deposit as liquidated damages, and all other rights and liabilities of the parties hereto by reason of this Agreement shall be deemed at an end; provided, however, that if Grove Corporation or a Permitted Assignee shall be in default with respect to any of the Group A Properties, the McNeil Partnerships shall have the right by written notice to Grove Corporation to terminate this Agreement in its entirety and to retain the entire Deposit. The parties agree that the retention of sums paid hereunder shall be considered as full liquidated damages by reason of the uncertainty and impossibility of ascertaining actual damage suffered by a McNeil Partnership. All parties agree that the aforesaid amount constitutes a reasonable forecast of damages which would be sustained by a McNeil Partnership in the event of Grove Corporation's or a Permitted Assignee's breach.

    20. Prior Agreements. This Agreement constitutes the entire agreement by and between the parties hereto affecting the Properties and supersedes any and all previous agreements, written or oral, between the parties and affecting the Premises. This Agreement may not be modified except by an instrument in writing signed by the parties hereto.

    21. Survival of All Representations and Warranties. Except as expressly otherwise provided herein, all representations, warranties, covenants and agreements of the McNeil Partnerships and Grove Corporation (and any Permitted Assignee's assumption or confirmation thereof) contained herein or delivered at the Closing shall survive the Closing for a period of one (1) year from the Closing Date, except that (A) any representation or warranty made by a McNeil Partnership concerning the physical condition of its Property or its operating systems shall survive the Closing for a period of six (6) months, and (B) all indemnification obligations of the parties hereunder shall survive the Closing with no limitation period. No representation, warranty, covenant or agreement shall be merged in the Deeds to be given by the McNeil Partnerships, even though not inserted or otherwise included in such Deeds.

    22. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    23. Successors and Assigns. The rights and obligations contained herein shall be binding upon and inure to the benefit of the McNeil Partnerships, Grove Corporation and their respective successors and assigns. Grove Corporation has advised the McNeil Partnerships that, prior to the Closing, and as a condition precedent to the McNeil Partnerships' obligations under this Agreement, Grove Corporation shall assign its entire right, title and interest in, to and under this Agreement to the Operating Partnership. Simultaneously with, but conditional upon the consummation of such assignment, the Operating Partnership shall assume all of Grove Corporation's obligations and responsibilities under this Agreement (including, without limitation, any and all liability for the representations, warranties, covenants and agreements of Grove Corporation under this Agreement subject to the limitations set forth in this Agreement). The Grove Corporation shall not constitute nor be deemed the agent of the Operating Partnership for any purpose under this Agreement. In addition, the Operating Partnership shall have the further right to assign its entire right, title and interest in, to and under this Agreement with respect to any specific Property to up to 22 limited liability companies wholly owned by the Operating Partnership, which limited liability companies shall assume the Operating

Partnership's obligations with respect to a specific Property hereunder. Such assignment shall not relieve the Operating Partnership from any of its obligations under or pursuant to this Agreement, including without limitation, the obligation to issue its OP Units in consideration of the conveyance of the Properties as contemplated hereunder. Except for the foregoing assignments, Grove Corporation shall not assign this Agreement without the McNeil Partnerships' written consent.

    24. Waiver of Conditions. Notwithstanding any provision of this Agreement, either party may at its option waive in writing any provision that is a condition to its performance hereunder and close the transaction.

    25. Notices. Any notice, report, request or demand required, permitted, or desired to be given under this Agreement shall be in writing and shall be deemed to have been properly served, for all purposes only if sent by registered or certified mail, or nationally recognized overnight courier, return receipt requested, or by facsimile (with confirmation report and a copy of such notice also sent by certified mail) to the respective party at the addresses set forth below, and shall be deemed to have been given or served only on the date received or rejected:

If to Grove Corporation, the Operating    598 Asylum Avenue
Partnership or the Grove Companies:       Hartford, CT  06105
                                          Attn:  Mr. Damon Navarro
                                          Facsimile No: 860-527-0401

    Copy to:                              Cummings & Lockwood
                                          Four Stamford Plaza
                                          Stamford, CT 06904-0120
                                          Attn:  Michael J. Hinton, Esq.
                                          Facsimile No: 203-351-4499

    If to the McNeil Partnerships:        c/o Mr. Alexander H. McNeil
                                          850 Providence Highway
                                          Dedham, MA 02026
                                          Facsimile No: 781-326-3891

    Copy to:                              Robins, Kaplan, Miller & Ciresi L.L.P.
                                          Suite 2200
                                          222 Berkeley Street
                                          Boston, MA 02116-3751
                                          Attn:  Mark S. LaConte, Esq.
                                          Facsimile No: (617) 267-8288

    26. Tax Protest. If, as of the Closing Date, there shall be any tax certiorari proceedings or tax protest proceedings pending with respect to any portion or all of any of the Properties, all benefits obtained thereby including, without limitation, any tax refunds, after deducting the cost of such proceedings, including attorneys' fees, shall, subject to the terms of any applicable Regulatory Agreement: (i) if attributable to any tax year ended prior to the Closing Date, be paid to the affected McNeil Partnership; (ii) if attributable to any tax year commencing after the Closing Date, be retained by Grove Corporation; and (iii) if attributable to the tax year in which the Closing Date occurs, be apportioned between the affected McNeil Partnership and Grove Corporation as of the Closing Date. This provision shall survive the Closing.

    27. Confidentiality/Exclusivity. The terms and provisions of this Agreement shall remain confidential and shall not be disclosed, by either Grove Corporation or the McNeil Partnerships, to any third party other than: (i) the partners of the McNeil Partnerships; (ii) the current property managers of the Properties and any other third parties who provide services to the Properties;
(iii) as may be required by law or regulation or to comply with the filing requirements of any applicable legislation or rule; (iv) any counsel, consultant or agent assisting the McNeil Partnerships with the conveyance of the Properties and any counsel, consultant or agent assisting Grove Corporation with the acquisition of the Properties; or (v) a Regulatory Authority. If Grove
Corporation does not proceed with the acquisition of the Properties, Grove Corporation shall return to the McNeil Partnerships all materials and information furnished to it by the McNeil Partnerships or the McNeil Partnerships' agents in connection with its review of the Properties. The McNeil Partnerships shall, and shall direct its agents, not to solicit, offer, or accept an offer for the conveyance of the Properties from any other parties until the termination of this Agreement.

    28. Restrictions on Resale of Properties. Neither the Operating Partnership nor any Grove Company may reconvey any of the Properties acquired pursuant to this Agreement for a period of two (2) years following the Closing Date without the consent of Alexander H. McNeil or, if he is not living, Virginia McNeil, which may be withheld in his or her sole and absolute discretion. Commencing on the second anniversary of the Closing Date, and continuing until the seventh
(7th) anniversary of the Closing Date, the Operating Partnership shall not be permitted, without the consent of Alexander H. McNeil or, if he is not living, Virginia McNeil, which may be withheld in his or her sole and absolute discretion, to convey any of the Properties except in a like-kind exchange of properties qualifying under Section 1031 of the Internal Revenue Code. The restrictions set forth in this Section shall cease and no longer be valid upon the death of both Alexander and Virginia McNeil.

    29. Representation on Board. Grove Corporation agrees to cause the Grove REIT to take all actions necessary and feasible (A) to cause one of the McNeils' designees to be elected to the Board of Trustees and to the Advisory Board of Grove REIT for an initial term of three (3) years, and (B) thereafter, to use good faith efforts, except where the Grove REIT objects for cause, to renominate such designee or other designee of the McNeils for one additional three year term.

    31. Excess Rents Reserves and Unadvanced Mortgage Proceeds Escrow. Included on Schedule 5 to this Agreement are the amounts of all funded Excess Rents Reserves and the Unadvanced Mortgage Proceeds Escrow that have been established by each McNeil Partnership pursuant to the terms of their respective Regulatory Agreements, all of which reserves shall be transferred to the appropriate Grove Company at Closing. When, as and if a Grove Company is able to distribute any funds out of such Excess Rents Reserves or Unadvanced Mortgage Proceeds Escrow without restriction from time to time, such Grove Company shall distribute fifty percent (50%) of the amount deposited in such applicable Excess Rents Reserves or Unadvanced Mortgage Proceeds Escrow to the McNeil Partnership, its successors and assigns, in the manner directed by the general partners of such McNeil Partnership, but in no event shall such amount exceed fifty percent (50%) of the funds deposited in such Excess Rents Reserves or Unadvanced Mortgage Proceeds Escrow as of the Closing Date.

    32. Registration and Listing of Grove REIT Shares. Grove Corporation agrees to cause the Grove REIT to file, at its sole expense, with the SEC as soon as practicable following one year from the Closing Date, a shelf registration statement and related prospectus that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of 1933 of the offer and sale of the maximum number of common shares which might be issued upon redemption of the OP Units owned by the McNeil Partnerships. Grove REIT shall use its reasonable good faith efforts to cause such registration statements to be declared effective by the SEC as soon as practicable and to keep such registration effective thereafter. Grove Corporation shall use its best efforts, to maintain the listing of its common shares for trading on the American Stock Exchange, New York Stock Exchange, NASDAQ National Market or other national securities exchange. These covenants shall survive Closing.

    33. Attorneys' Fees. If an action is brought to enforce or interpret the provisions and conditions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

    34. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

    35. Authority of Signatories. The individuals executing this Agreement on behalf of McNeil Partnerships and Grove Corporation warrant and represent to the other party hereto that such individual is duly authorized and has the right to enter into this Agreement on behalf of such entities (subject to the approval by McNeil Partnerships' limited partners where required by McNeil Partnerships' applicable partnership agreements), and that this Agreement shall be binding on the entity for which such individual is signing. The individuals and entities executing this Agreement on behalf of the McNeil Partnerships agree to vote their respective general partnership interests, as well as all of the limited partnership interests each owns or controls in such partnerships, in favor of the transactions contemplated under this Agreement, as well as to recommend approval of such transactions to the other limited partners of such partnerships.

    36. Accreditation of OP Unit Recipients. Notwithstanding anything to the contrary in this Agreement, neither Grove Corporation, the Grove REIT nor any Permitted Assignee shall have any obligation to distribute, or permit the redistribution of, OP Units to any person or entity who (i) does not qualify as an accredited investor (as that term is defined in Regulation D of the

Securities Act of 1933, as amended) and (ii) has not executed and delivered a Subscription Agreement and Subscription Questionnaire in the form attached to this Agreement as Exhibit Q, which demonstrates to Grove Corporation's reasonable good faith judgment that such person so qualifies. Each of the McNeil Partnerships covenant and agree that they will not distribute or otherwise transfer, directly or indirectly, any of the OP Units received in connection with the transactions contemplated under this Agreement unless such distribution or other transfer complies with the requirements of such Subscription Agreement and Subscription Questionnaire.

    37. Press Releases and Solicitations. The parties agree to provide each other with copies of any proposed press releases relating to the transactions contemplated in this Agreement, as well as copies of any proposed correspondence intended to be delivered to the limited partners of the McNeil Partnerships soliciting any necessary consents to the transactions contemplated in this Agreement. The parties agree to coordinate efforts with respect to all press releases, but nothing in this paragraph shall be deemed to prohibit Grove Corporation or any affiliated entities from issuing any press releases or making any filings that they or their respective counsel believe are either necessary or appropriate under applicable Securities and Exchange Commission or American Stock Exchange rules and regulations.

    38. Resolution of Pending Litigation. Grove Corporation's and the Grove Companies' obligation to close hereunder are further conditioned, with respect to the Properties owned by Rockingham Glen and Fabens Building Associates, upon the settlement or other disposition acceptable to Grove Corporation in its sole and absolute discretion, prior to the Closing, of the litigation involving such McNeil Partnerships referenced on Schedule 9 to this Agreement.

    IN WITNESS WHEREOF, each of the McNeil Partnerships and Grove Corporation have hereunto set their hands and seals as of the day and year first above written.


Signed, Sealed, and Delivered in the Presence of:



                                            THE GROVE CORPORATION
/s/ Michele Hull
-----------------------------

/s/ Munawar Cheema                          By: /s/ Damon Navarro
-----------------------------                  --------------------------------
                                               Its:  President, Duly Authorized

                                            MCNEIL PARTNERSHIPS:


/s/ Mark S. LaConte                             GLEN MEADOW AT FRANKLIN
---------------------------                     APARTMENTS TRUST


/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner


/s/ Mark S. LaConte                             WESTWOOD GLEN
---------------------------

/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner


/s/ Mark S. LaConte                             ROCKINGHAM GLEN
---------------------------

/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner


/s/ Mark S. LaConte                             WILKINS GLEN ASSOCIATES
---------------------------

/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner

/s/ Mark S. LaConte                             SUMMER HILL GLEN ASSOCIATES
---------------------------

/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner

/s/ Mark S. LaConte                             NEHOIDEN GLEN ASSOCIATES
---------------------------
                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                   -----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             GOSNOLD GROVE ASSOCIATES
---------------------------
                                                By:  Sturdy Oaks Construction
                                                     Company, Inc.,
/s/ Christopher P. Sullivan                           General Partner
---------------------------

                                                By: /s/ Alexander H. McNeil
                                                   -----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             GLEN GROVE ASSOCIATES
---------------------------
                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                   -----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             CONWAY COURT ASSOCIATES
---------------------------


/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                        -----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner

/s/ Mark S. LaConte                             NORTON GLEN ASSOCIATES
---------------------------
                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                   -----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             CEDAR GLEN ASSOCIATES
---------------------------
                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                   -----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             HIGHLAND GLEN ASSOCIATES
---------------------------
                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                   -----------------------------
                                                   [Name]:  Alexander H. McNeil
                                                   Title:  President

/s/ Mark S. LaConte                             FABENS BUILDING ASSOCIATES
---------------------------

/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner

/s/ Mark S. LaConte                             CHESTNUT GLEN ASSOCIATES
---------------------------
                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                    ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             NOONAN GLEN ASSOCIATES
---------------------------
                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                    ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             OLD MILL GLEN ASSOCIATES LIMITED
---------------------------                     PARTNERSHIP

                                                By:  McNeil [Affiliates] LLC,
                                                      General Partner
/s/ Christopher P. Sullivan
---------------------------                     By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                   -----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             LONGFELLOW GLEN ASSOCIATES
---------------------------                     LIMITED PARTNERSHIP

/s/ Christopher P. Sullivan                     By:  McNeil [Affiliates] LLC,
---------------------------                           General Partner

                                                By:  McNeil Affiliates, Inc.,
                                                      Manager


                                                By: /s/ Alexander H. McNeil
                                                    ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             WEBSTER GREEN ASSOCIATES LIMITED
---------------------------                     PARTNERSHIP

                                                By:  Conway Corporation, General
                                                     Partner
/s/ Christopher P. Sullivan
---------------------------                     By: /s/ Alexander H. McNeil
                                                    ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             THE 929 HOUSE REALTY ASSOCIATES
---------------------------

                                                By:  Conway Corporation, General
                                                     Partner
/s/ Christopher P. Sullivan
---------------------------                     By: /s/ Alexander H. McNeil
                                                    ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             PHILLIPS PARK ASSOCIATES LIMITED
---------------------------                     PARTNERSHIP

                                                By:  Conway Corporation, General
                                                     Partner
/s/ Christopher P. Sullivan
---------------------------                     By: /s/ Alexander H. McNeil
                                                    ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  President

/s/ Mark S. LaConte                             BROADWAY GLEN ASSOCIATES
---------------------------

/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner

/s/ Mark S. LaConte                             ABINGTON GLEN ASSOCIATES
---------------------------

/s/ Christopher P. Sullivan                     By: /s/ Alexander H. McNeil
---------------------------                         ----------------------------
                                                    [Name]:  Alexander H. McNeil
                                                    Title:  General Partner

/s/ Henrietta M. Gerard                         LAWYERS TITLE INSURANCE COMPANY*
---------------------------

/s/ Amy E. Dwyer                                By: /s/ John P. Ford
---------------------------                         ----------------------------
                                                    [Name]:  John P. Ford
                                                    Title:  VP Agency Manager
                                                            Cromwell, CT


* FOR PURPOSES ONLY AS ACTING AS ESCROW AGENT PURSUANT TO PARAGRAPH 6 AND 7 OF THIS AGREEMENT. ALSO SUBJECT TO TERMS OF SUPPLEMENTAL ESCROW AGREEMENT ATTACHED AS EXHIBIT R.